MICRON ENVIRO SYSTEMS, INC.

8 Bond Street

Suite 121

Great Neck, New York
11021 USA

June 11, 2009

MENV—USA

NDDA—Germany

Micron Evaluating Additional Projects including

Lithium, Potash, Base and/or Precious Metals

Micron Enviro Systems, Inc. ("Micron" or the “Company”) wishes to announce that management is currently evaluating multiple additional projects that could enhance shareholder value.  These projects include potash, lithium, base and/or precious metals.  Management is confident that at least one new prospect will be acquired in the coming weeks.

Management also wishes to remind the shareholders and prospective shareholders that the board of directors has decided to forward split the shares of Micron on a three for one common share basis. Shareholders of record will receive the additional shares.  The record date will be decided shortly, but it is anticipated to be around July 20, 2009.  Shareholders of record will be eligible for the split, for example, a shareholder who owns one million shares as of the record date will own three million shares when the split becomes effective.  The reason for the split is to increase the liquidity of trading shares.

Bradley Rudman, president of Micron stated, “We are confident that at least one new prospect will be acquired before the stock split occurs.  Management is dedicated to the growth of Micron and believes that the current market conditions are much more conducive to building shareholder value in the short and long term.”

Micron is an emerging oil and gas company that now has exposure to multiple leases in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has approved coal leases at this time covering approximately 44,433 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at 315-307-8136. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 315-307-8136